UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 28, 2023
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
760 W Fire Tower Rd, Suite 107
Winterville, North Carolina 28590
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2023, NantHealth, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors, each as listed as signatories to the Purchase Agreement (the “Purchasers”), including Nant Capital, LLC (“Nant Capital”), an affiliate of Dr. Patrick Soon-Shiong, the Chief Executive Officer, a director and a significant stockholder of the Company. Pursuant to the Purchase Agreement, the Company agreed to issue and sell up to an aggregate of 24,896,248 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, in a private placement (the “Private Placement”).

The Shares shall be paid through: (1) cash in the amount of up to $9.5 million for shares of Common Stock (the “Purchased Shares”) at a price per share of $0.39, which shall occur in up to two (2) tranches: (i) $7.5 million at the First Tranche Closing (as defined in the Purchase Agreement) and (ii) $2.0 million at the Second Tranche Closing (as defined in the Purchase Agreement), which such Second Tranche Closing shall occur upon written notice by the Company, acting at the direction of the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company, to each Purchaser that committed to purchase the Shares at the Second Tranche Closing, and such notice must occur on or before December 31, 2023, and (2) exchange, on the First Tranche Closing, of $10.0 million aggregate principal amount of the demand promissory note, dated January 4, 2016, as amended and restated on May 9, 2016 and April 27, 2021, respectively, by and between the Company and Nant Capital (the “Subordinated Nant Capital Promissory Note”), for shares of Common Stock (the “Exchanged Shares”) at an exchange price per share of $18.61255, in accordance with the terms and conditions of the Subordinated Nant Capital Promissory Note.

In addition, Nant Capital has agreed to provide additional capital to the Company of up to an aggregate amount of $10.0 million (the “Additional Capital Commitment”), upon written notice by the Company, acting at the direction of the Special Committee, prior to December 31, 2023. The Additional Capital Commitment shall be on substantially the same terms as the loans made under that certain credit agreement, dated as of March 2, 2023 (the “Credit Agreement”), by and between the Company and certain of the Company’s subsidiaries as guarantors with Nant Capital and Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P. (collectively, “Highbridge”), as the lenders, GLAS USA, LLC, as administrative agent, and GLAS Americas, LLC, as collateral agent (collectively, “Agent”), and subject to obtaining the required consents of the lenders under the Credit Agreement and holders of the 4.50% Convertible Senior Notes of the Company due 2026 issued pursuant to that certain Indenture between the Company and U.S. Bank National Association, as trustee, dated as of April 27, 2021, and amended and restated as of May 17, 2023, and as may be further amended or modified from time to time (the “2026 Notes”). Highbridge is permitted to fund up to 50% of the principal amount of the Additional Capital Commitment. In the event that the required consents of the lenders under the Credit Agreement and holders of the 2026 Notes are not obtained prior to the delivery of the Additional Capital Commitment, Nant Capital will make the Additional Capital Commitment by purchasing shares of Common Stock, which shall be purchased at a price equal to the most recent per share closing price of the Common Stock as quoted on the Principal Market (as defined in the Purchase Agreement) as of the closing date of the Additional Capital Commitment.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.
Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference into this Item 3.02 in its entirety, the Company will sell the Shares to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Purchasers have represented that they are acquiring the Shares for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated August 28, 2023, by and among the Company and the Purchasers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	August 30, 2023	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer